EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Windsor Fund(s)
File Number: 811-00834
Registrant CIK Number: 0000107606


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 1 Identifier S000004417   Windsosr Fund
Class 1 SEC Identifier C000012178
Class 2 SEC Identifier C000012179



Item 73

Distributions per share for which record date passed during the period:


B)      1. Distributions of capital gains 					$.595

        2. Distributions of capital gains from a second class of open-end
company shares  						                          $2.007


Series 2 Identifier S000004418     Windsor II
Class 1 SEC Identifier C000012180
Class 2 SEC Identifier C000012181


Item 73

Distributions per share for which record date passed during the period:


B)      1. Distributions of capital gains 					$1.966

        2. Distributions of capital gains from a second class of open-end
company shares  						                          $3.488

